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                                  CLARCOR INC.
                EXHIBIT 11 -- COMPUTATIONS OF PER SHARE EARNINGS
                   FOR THE FIVE YEARS ENDED NOVEMBER 30, 1994
                             (DOLLARS IN THOUSANDS)

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
                                                                     FISCAL YEARS ENDED NOVEMBER 30,
                                                -------------------------------------------------------------------------
AVERAGE SHARES OUTSTANDING                          1994           1993           1992           1991           1990
- ----------------------------------------------  -------------  -------------  -------------  -------------  -------------
1.         Average Number of shares
            outstanding.......................     14,813,925     14,837,741     14,972,639     14,873,282     14,843,279
2.         Net additional shares resulting
            from assumed exercise of stock
            options*..........................        225,599        213,725        230,202        253,518        123,549
                                                -------------  -------------  -------------  -------------  -------------
3.         Adjusted average shares outstanding
            for fully diluted computation (1
            plus 2)...........................     15,039,524     15,051,466     15,202,841     15,126,800     14,966,828
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------
Earnings per share of common
 stock:
           Primary............................
                                                    $1.43          $1.16          $0.94          $1.26          $1.37
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------
           Assuming full dilution.............
                                                    $1.41          $1.15          $0.93          $1.24          $1.36
                                                -------------  -------------  -------------  -------------  -------------
                                                -------------  -------------  -------------  -------------  -------------

- ------------------------
* Assumes proceeds from exercise of stock options used to purchase treasury shares at the greater of the year-end or the average market price during the period.
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